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                                  EXHIBIT 21.1

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                           FEDERAL EXPRESS CORPORATION



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
                                                                      Jurisdiction            Status
   I.  Federal Express Aviation Services, Incorporated                Delaware                Active

       A.   Federal Express Aviation Services International,          Delaware                Active
                 Ltd.

            1.   Federal Express Aviation Services                    United Kingdom          Active
                 International, Ltd.

  II.  Federal Express Canada Ltd.                                    Canada                  Active

 III.  Federal Express International, Inc.                            Delaware                Active

       A.   Dencom Investments Limited                                Northern Ireland        Inactive

            1.   Dencom Freight Holdings Limited (54%)                Northern Ireland        Inactive

                 a.   Federal Express (N.I.) Limited                  Northern Ireland        Inactive

                 b.   Fedex (Ireland) Limited                         Ireland                 Inactive

                 c.   F.E.D.S. (Ireland) Limited                      Ireland                 Inactive

       B.   Federal Express (Australia) PTY Ltd.                      Australia               Active

       C.   Federal Express (Deutschland) Holdings Gmbh               Germany (FRG)           Liquidation

            1.   Federal Express (Deutschland) Gmbh                   Germany (FRG)           Liquidation

            2.   Federal Express (Deutschland) Logistik               Germany (FRG)           Active
                 Management Gmbh

                 a.   Continentale Tankfahrt und                      Germany (FRG)           Inactive
                      Lagerungsgesellschaft

                 b.   Federal Express (Deutschland)                   Germany (FRG)           Inactive
                      Transport Gmbh

       D.   Federal Express Europe, Inc.                              Delaware                Active

            1.   Federal Express Europe, Inc. & Co.,                  Belgium                 Active
                 V.O.F. S.N.C. (99%)

            2.   Federal Express Europe, Inc. (Svenska) A.B.          Sweden                  Liquidation

            3.   Federal Express European Services, Inc.              Delaware                Active

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                                                                      Jurisdiction            Status

            4.   Federal Express (Schweiz) A.G.                       Switzerland             Liquidation

            5.   PIK Holdings Limted                                  United Kingdom          Active
                 (8.28%)

       E.   Federal Express Europlex, Inc.                            Delaware                Active

       F.   Federal Express Holdings, B.V.                            Netherlands             Liquidation

            1.   Federal Express (Nederland) B.V.                     Netherlands             Liquidation

       G.   Federal Express Holdings, S.A.                            Delaware                Active

            1.   Aeroenvios S.A. de C.V.                              Mexico                  Active

            2.   Federal Express (Antigua) Limited                    Antigua                 Active

            3.   Federal Express (Antilles Francaises) S.A.R.L.       French West Indies      Active

            4.   Federal Express (Bahamas) Limited (40%)              Bahamas                 Active

            5.   Federal Express (Barbados) Limited                   Barbados                Active

            6.   Federal Express (Bermuda) Limited                    Bermuda                 Active
                 (40%)

            7.   Federal Express Cayman, Limited (60%)                Cayman Islands          Active

            8.   Federal Express (Dominicana) S.A.                    Dominican Republic      Active

                 a.   Inversiones Sagitario, S.A.                     Dominican Republic      Active

                 b.   Inversiones Piscis, S.A.                        Dominican Republic      Active

                 c.   Inversiones Geminis, S.A.                       Dominican Republic      Active

            9.   Federal Express (Grenada) Limited                    Grenada                 Active

            10.  Federal Express (Haiti) S.A.                         Haiti                   Inactive

            11.  Federal Express (Jamaica) Ltd.                       Jamaica                 Active

            12.  Federal Express (St. Kitts) Ltd.                     St. Kitts and Nevis     Active

            13.  Federal Express (St. Lucia) Limited                  St. Lucia               Active

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                                                                      Jurisdiction            Status

            14.  Federal Express (St. Maarten) N.V.                   Netherland Antilles     Active

                 a.   Federal Express (Aruba) N.V.                    Netherland Antilles     Active

            15.  Federal Express (Turks & Caicos) Limited             Turks & Caicos          Active

            16.  Federal Express Virgin Islands, Inc.                 U.S. Virgin             Active
                                                                      Islands

            17.  Federal Express Entregas Rapidas, Ltd.               Brazil                  Inactive
                 (99.9988%.)

       H.   Federal Express (Hong Kong) Limited                       Hong Kong               Active

       I.   Federal Express International (France) SNC                France                  Active
            (95%)

       J.   Federal Express Italy Inc.                                Delaware                Inactive

            1.   Federal Express Italia SpA                           Italy                   Liquidation

       K.   Federal Express (Japan) K.K.                              Japan                   Active

       L.   Federal Express Limited                                   England and Wales       Liquidation

            1.   Federal Express Finance P.L.C.                       England and Wales       Active

            2.   Federal Express International Limited                England and Wales       Inactive

            3.   Federal Express Parcel Services Limited              England and Wales       Inactive

            4.   Federal Express (U.K.) Limited                       United Kingdom          Active

                 a.   Federal Express (U.K.) Pension                  United  Kingdom         Active
                      Trustees Ltd.

            5.   Winchmore Developments Ltd.                          England and Wales       Inactive

                 a.   Concorde Advertising Limited                    England and Wales       Inactive

       M.   Federal Express Luxembourg, Inc.                          Delaware                Active

       N.   Federal Express Pacific, Inc.                             Delaware                Active

            1.   Federal Express Services (Malaysia) Sdn.             Malaysia                Active
                 Bhd. (51%.)

            2.   Udara Express Courier Services Sdn. Bhd.             Malaysia                Active
                 (47%)

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                                                                      Jurisdiction            Status

       O.   Federal Express (Singapore) PTE, LTD.                     Singapore               Active

       P.   Federal Express (U. K.) Limited                           Delaware                Inactive

       Q.   Fedex (N. I.) Limited                                     Northern Ireland        Inactive

  IV.  Federal Express Leasing Corporation                            Delaware                Active

   V.  Federal Express Logistics, Inc.                                Delaware                Inactive

  VI.  Federal Express Redevelopment Corporation                      Missouri                Inactive

 VII.  FEDEX Aeronautics Corporation                                  Delaware                Active

VIII.  Fedex Air Charter Corporation                                  Delaware                Inactive

  IX.  Fedex Customs Brokerage Corporation                            Delaware                Inactive

   X.  Fedex Foreign Sales Corporation                                Virgin Islands          Active

  XI.  Fedex International Transmission Corporation                   Delaware                Active

 XII.  Fedex Mexicana S.A. de C.V.                                    Mexico                  Active

XIII.  Fedex Partners, Inc.                                           Delaware                Active

 XIV.  Flying Tiger Air Services, Inc.                                Delaware                Inactive

  XV.  Skyvoyager Air, Inc.                                           Delaware                Inactive

 XVI.  SWAP, Inc.                                                     Delawre                 Inactive

XVII.  Tiger Intermodal, Inc.                                         Delaware                Inactive

XIII.  Tiger International Insurance Ltd.                             Cayman Islands          Active

 XIX.  Tiger Leasing Group, Inc.                                      Delaware                Liquidation

       A.   Pegasus, Inc.                                             Delaware                Inactive

       B.   TigerAir, Inc.                                            Delaware                Inactive

            1.   NAL-ONE, Ltd.                                        Delaware                Inactive

            2.   Permez Holdings, B.V.

       C.   Tiger Equipment and Services, Ltd.                        Delaware                Inactive

       D.   Tiger Leasing Deutschland Gmbh                            Germany                 Liquidation

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                                                                      Jurisdiction            Status

       E.   Tiger Leasing, Ltd.                                       Delaware                Inactive

       F.   Tiger Leasing, S.A.                                       Belgium                 Liquidation

  XX.  Tiger Trading Company                                          Delaware                Inactive
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